Exhibit 99.1

Investor/Media Contact:

Deborah Loeb Bohren

212-476-3552

WELLCHOICE, INC. REPORTS

THIRD QUARTER 2005 RESULTS

•	Third quarter 2005 net income of $75.7 million, or $0.89 per diluted share

•	Commercial managed care membership, excluding NYC and NYS PPO, increased by 118,000, or 4.6%, over the third quarter 2004 and 99,000, or 3.9%, since year-end 2004

•	Full-year 2005 earnings guidance raised to a range of $3.41 to $3.45 per diluted share, from a range of $3.37 to $3.43 per diluted share

•	Core commercial managed care membership growth guidance reaffirmed to be in the range of 5% to 6% for 2005

New York, NY (October 26, 2005) – WellChoice, Inc (NYSE: WC) today reported results for the third quarter ended September 30, 2005.

WellChoice reported net income for the third quarter 2005 of $75.7 million, or $0.89 per diluted share, and net income for the nine months ended September 30, 2005 of $221.2 million, or $2.61 per diluted share.

“WellChoice continues to deliver strong financial performance,” said Michael A. Stocker, M.D., President and Chief Executive Officer of WellChoice. “Our consistent focus on improving administrative expense ratios once again provides the impetus for our positive financial results.”

“Our third quarter 2005 results reflect our continuing focus on delivering solid earnings growth,” said John W. Remshard, Senior Vice President and Chief Financial Officer. “We expect to see this level of performance continue through the end of the year.”

Compared to December 31, 2004, enrollment in the Commercial Managed Care segment, excluding New York State and New York City PPO membership, increased by 99,000, or 3.9%, as of September 30, 2005. Membership in the entire Commercial Managed Care segment increased by 104,000, or 2.4%, to 4,485,000 since December 31, 2004. Membership in the Other Insurance Products and Services segment, which includes indemnity and individual products, declined by 35,000, 6.1%, since December 31, 2004. Total membership at September 30, 2005 was 5,024,000, an increase of 69,000, or 1.4%, since December 31, 2004. Self-funded membership grew 38,000, or 1.9%, since December 31, 2004 to 1,988,000 as of September 30, 2005, and now accounts for 39.6% of overall membership, an increase of 20 basis points over the prior year-end.

Total revenues for the third quarter 2005 were $1.67 billion compared to $1.45 billion for the third quarter last year. Insured premiums were $1.51 billion compared to $1.31 billion in the third quarter last year. Administrative service fees increased $12.3 million to $140.7 million. The overall medical loss ratio was 87.3% in the third quarter 2005, a 130 basis point increase compared to the third quarter last year. Administrative expenses increased by $5.6 million to $234.2 million in the third quarter 2005 compared to the prior year third quarter.

Total revenues for the nine months ended September 30, 2005 were $4.9 billion compared to $4.3 billion for the nine months ended September 30, 2004. Administrative service fees increased $48.3 million to $421.8 million. Insured premiums were $4.38 billion for the nine months ended September 30, 2005, compared to $3.92 billion in the nine months of last year. The overall medical loss ratio was 86.6% for the nine months ended September 30, 2005, an increase of 50 basis points compared to the nine months ended September 30, 2004. Compared to the nine months ended September 30, 2004, administrative expenses increased by $42.5 million to $719.2 million in the nine months ended September 30, 2005.

On June 29, 2005, the company entered into a final settlement agreement with the New York State Insurance Department for contributions and distributions related to its participation in Non-Medicare Supplemental Regulation 146 pools. The results of this agreement and a litigation reserve adjustment led to a net income benefit of $1.7 million, or $0.02 per diluted share during the second quarter of 2005.

Cash flow from operating activities was $482.5 million for the nine months ending September 30, 2005. The Company experienced net positive prior period reserve development of $0.6 million for the third quarter 2005 for its prospectively rated business. Days in claims payable was 55.2 days for the quarter ended September 30, 2005, an increase of 1.6 days from the quarter ended June 30, 2005.

EARNINGS OUTLOOK

WellChoice is increasing its earnings guidance for 2005 to be in the range of $3.41 to $3.45 per diluted share, based on 85 million weighted average shares outstanding. For the fourth quarter 2005, WellChoice expects earnings to be in the range of $0.80 to $0.84 per diluted share. In addition, the Company continues to anticipate core commercial managed care membership growth to be in the range of 5% to 6% for the full year 2005.

About WellChoice

WellChoice, Inc. is the parent company of the largest health insurer in the State of New York based on PPO and HMO membership. WellChoice, through its Empire Blue Cross Blue Shield subsidiaries, has the exclusive right to use the Blue Cross and Blue Shield names and marks in 10 downstate New York counties and one or both of these names and marks in selected counties in upstate New York. WellChoice offers a broad portfolio of products, including managed care and traditional indemnity products, and has a broad customer base including large group, middle-market and small group, individual, and national accounts. Additional information on WellChoice can be found at www.wellchoice.com.

Conference Call and Webcast

The Company will host a conference call and webcast today at 5:30 PM (EST) to review these results, as well as to discuss the outlook for the fourth quarter 2005. Financial, statistical and other information, including non-GAAP reconciliations, related to the conference call will be available under the “Quarterly Financial Reporting and

Supplemental Data” section of the Financial Reporting tab at www.wellchoice.com/investors.

The conference call can be accessed domestically by dialing (800) 784-3697. International participants dial (706) 643-1656. Please ask for reference number 1145004 ten minutes prior to the start of the call. An audio replay of the call will be available for seven days following the conference call. To access the replay, please dial (800) 642-1687 and enter reference number 1145004. International callers can access the replay by dialing (706) 645-9291 and enter reference number 1145004. Investors, analysts and the general public are also invited to listen to the conference call over the Internet by visiting WellChoice’s web site at www.wellchoice.com. Financial, statistical and other information related to the conference call will also be available on the site.

SAFE HARBOR STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995

This press release contains certain forward-looking information about WellPoint, Inc. (“WellPoint”), WellChoice, Inc. (“WellChoice”) and the combined company after completion of the transactions that are intended to be covered by the safe harbor for “forward-looking statements” provided by the Private Securities Litigation Reform Act of 1995. Forward-looking statements are statements that are not historical facts. Words such as “expect(s)”, “feel(s)”, “believe(s)”, “will”, “may”, “anticipate(s)” and similar expressions are intended to identify forward-looking statements. These statements include, but are not limited to, financial projections and estimates and their underlying assumptions; statements regarding plans, objectives and expectations with respect to future operations, products and services; and statements regarding future performance. Such statements are subject to certain risks and uncertainties, many of which are difficult to predict and generally beyond the control of WellPoint and WellChoice, that could cause actual results to differ materially from those expressed in, or implied or projected by, the forward-looking information and statements. These risks and uncertainties include: those discussed and identified in public filings with the U.S. Securities and Exchange Commission (“SEC”) made by WellPoint (formerly Anthem, Inc.), WellPoint Health Networks Inc. (“WellPoint Health”) and WellChoice; trends in health care costs and utilization rates; our ability to secure sufficient premium rate increases; competitor pricing below market trends of increasing costs; increased government regulation of health benefits and managed care; significant acquisitions or divestitures by major competitors; introduction and utilization of new prescription drugs and technology; a downgrade in our financial strength ratings; litigation targeted at health benefits companies; our ability to contract with providers consistent with past practice; other potential uses of cash in the future that present attractive alternatives to share repurchases; our ability to achieve expected synergies and operating efficiencies in the WellPoint Health merger within the expected time-frames or at all and to successfully integrate our operations; such integration may be more difficult, time-consuming or costly than expected; revenues following the transaction may be lower than expected; operating costs, customer loss and business disruption, including, without limitation, difficulties in maintaining relationships with employees, customers, clients or suppliers, may be greater than expected following the transaction; our ability to consummate WellPoint’s merger with WellChoice, to achieve expected synergies and operating efficiencies in the merger within the expected time-frames or at all; to meet expectations regarding repurchases of shares of our common stock and to successfully integrate our operations; such integration may be more difficult, time-consuming or costly than expected; revenues following the transaction may be lower than expected; operating costs, customer loss and business disruption, including, without limitation, difficulties in maintaining relationships with employees, customers, clients or suppliers, may be greater than expected following the transaction; the regulatory approvals required for the transaction may not be obtained on the terms expected or on the anticipated schedule; our ability to meet expectations regarding the timing, completion and accounting and tax treatments of the transaction and the value of the transaction consideration; future bio-terrorist activity or other potential public health epidemics; and general economic downturns. Readers are cautioned not to place undue reliance on these forward-looking statements that speak only as of the date hereof. Neither WellPoint nor WellChoice undertakes any obligation to republish revised forward-looking statements to reflect events or circumstances after the date hereof or to reflect the occurrence of unanticipated events. Readers are also urged to carefully review and consider the various disclosures in WellPoint’s and

WellChoice’s various SEC reports, including but not limited to Annual Reports on Form 10-K for the year ended December 31, 2004 and Quarterly Reports on Form 10-Q for the reporting periods of 2005.

ADDITIONAL INFORMATION AND WHERE TO FIND IT

This communication is being made in respect of the proposed merger transaction involving WellPoint and WellChoice. In connection with the proposed transaction, WellPoint and WellChoice will prepare a registration statement on Form S-4, containing a proxy statement/prospectus for the stockholders of WellChoice to be filed with the SEC and each will be filing other documents regarding the proposed transaction with the SEC as well. BEFORE MAKING ANY VOTING OR INVESTMENT DECISION, INVESTORS ARE URGED TO READ THE PROXY STATEMENT/PROSPECTUS REGARDING THE PROPOSED TRANSACTION AND ANY OTHER RELEVANT DOCUMENTS CAREFULLY IN THEIR ENTIRETY WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. The final proxy statement/prospectus will be mailed to WellChoice’s stockholders. Investors and security holders will be able to receive the registration statement containing the proxy statement/prospectus and other documents free of charge at the SEC’s web site, www.sec.gov, from WellPoint Investor Relations at 120 Monument Circle, Indianapolis, Indiana 46204, or from WellChoice Investor Relations at 11 West 42nd Street, New York, New York 10036.

PARTICIPANTS IN SOLICITATION

WellPoint, WellChoice and their directors and executive officers and other members of management and employees may be deemed to be participants in the solicitation of proxies in respect of the proposed transaction. Information regarding WellPoint’ s directors and executive officers is available in WellPoint’s proxy statement for its 2005 annual meeting of shareholders, which was filed with the SEC on April 8, 2005, and information regarding WellChoice’s directors and executive officers is available in WellChoice’s proxy statement for its 2005 annual meeting of stockholders, which was filed with SEC on March 28, 2005. Information regarding the persons who may, under the rules of the SEC, be considered participants in the solicitation of WellChoice stockholders in connection with the proposed transaction will be set forth in the proxy statement/prospectus when it is filed with the SEC.

EXHIBIT A

WellChoice, Inc.

Membership

	September 30,		June 30,	December 31,
	2005	2004	2005	2004
(In thousands)
Products and services:
Commercial managed care:
Group PPO, HMO, EPO and other (1)(2)	2,657	2,539	2,631	2,558
New York City and New York State PPO	1,828	1,816	1,824	1,823

Total commercial managed care	4,485	4,355	4,455	4,381
Other insurance products and services:
Indemnity	336	365	366	364
Individual	203	211	204	210

Total other insurance products and services	539	576	570	574

Overall total	5,024	4,931	5,025	4,955

Customers:
Large group	2,991	2,975	3,002	2,986
Small group and middle market	499	463	490	472
Individual	263	266	264	266
National accounts	1,271	1,227	1,269	1,231

Overall total	5,024	4,931	5,025	4,955

Funding type:
Commercial managed care:
Insured	2,730	2,659	2,705	2,678
Self-funded	1,755	1,696	1,750	1,703

Total commercial managed care	4,485	4,355	4,455	4,381

Other insurance products and services:
Insured	306	330	318	327
Self-funded	233	246	252	247

Total other insurance products and services	539	576	570	574

Overall total	5,024	4,931	5,025	4,955

(1)	Our HMO product includes Medicare+Choice (Medicare Advantage HMO). As of September 30, 2005, September 30, 2004, June 30,2005 and December 31, 2004, we had approximately 60,000 members, 56,000 members, 60,000 members and 56,000 members, respectively, enrolled in Medicare+Choice.

(2)	“Other” principally consists of our members enrolled in dental only coverage and includes POS members.

EXHIBIT B

WellChoice, Inc.

Consolidated Statements of Income

	Three Months Ended September 30,
	2005	2004
($ in millions, except share and per share data)
Revenues:
Premium earned	$1,505.7	$1,305.9
Administrative service fees	140.7	128.4
Investment income, net	23.1	16.7
Other income, net	0.1	—

Total revenue	1,669.6	1,451.0
Expenses:
Cost of benefits provided	1,314.5	1,122.6
Administrative expenses	234.2	228.6

Total expenses	1,548.7	1,351.2
Income before income taxes	120.9	99.8
Income tax expense	45.2	37.9

Net income	$75.7	$61.9

Basic net income per common share	$0.90	$0.74
Diluted net income per common share	$0.89	$0.74
Shares used to compute basic net income per common share, based on weighted average shares outstanding	83,812,475	83,559,141
Shares used to compute diluted net income per common share based on weighted average shares outstanding	84,993,537	83,908,346
Additional data:
Medical loss ratio (1)	87.3%	86.0%
Administrative expense ratio (2)	14.2%	15.9%

(1)	Medical loss ratio represents cost of benefits provided as a percentage of premiums earned.
(2)	Administrative expense ratio represents administrative expense as a percentage of premiums earned and administrative service fees. As presented, our administrative expense ratio does not take into account a significant portion of our activity generated by self-funded, or ASO, business, which, at September 30, 2005, represented approximately 39.6% of total membership. Therefore, in the following table, we provide the information regarding premium equivalents and the administrative expense ratio on a “premium equivalent” basis because that ratio measures administrative expenses relative to the entire volume of insured and self-funded business serviced by us and is commonly used in the health insurance industry to compare operating efficiency among companies. Administrative expense ratio on a premium equivalent basis is calculated by dividing administrative expenses by “premium equivalents” for the relevant periods. Premium equivalents is the sum of premium earned, administrative service fees and the amount of paid claims attributable to our self-funded business pursuant to which we provide a range of customer services, including claims administration, billing and membership services. Claims paid for our self-funded health business is not our revenue.

EXHIBIT B (continued)

The premium equivalents for the years indicated were as follows:

	Three Months Ended September 30,
	2005	2004
Revenue:
Premiums earned	$1,505.7	$1,305.9
Administrative service fees	140.7	128.4
Claims paid for our self-funded health business	1,087.1	971.1

Premium equivalents	$2,733.5	$2,405.4

Administrative expense ratio, premium equivalent basis	8.6%	9.5%

EXHIBIT C

WellChoice, Inc.

Consolidated Statements of Income

	Nine Months Ended
	September 30,
	2005	2004
($ in millions, except share and per share data)
Revenue:
Premiums earned	$4,381.8	$3,915.1
Administrative service fees	421.8	373.5
Investment income, net	64.6	50.8
Other (expense) income, net	(0.1)	0.2

Total revenue	4,868.1	4,339.6
Expenses:
Cost of benefits provided	3,794.9	3,371.7
Administrative expenses	719.2	676.7

Total expenses	4,514.1	4,048.4
Income before income taxes	354.0	291.2
Income tax expense	132.8	104.6

Net income	$221.2	$186.6

Basic net income per common share	$2.64	$2.23
Diluted net income per common share	$2.61	$2.23
Shares used to compute basic net income per common share, based on weighted average shares outstanding	83,735,354	83,514,673
Shares used to compute diluted net income per common share, based on weighted average shares outstanding	84,734,569	83,832,419
Additional data:
Medical loss ratio (1)	86.6%	86.1%
Administrative expense ratio (2)	15.0%	15.8%

(1)	Medical loss ratio represents cost of benefits provided as a percentage of premiums earned.
(2)	Administrative expense ratio represents administrative expense as a percentage of premiums earned and administrative service fees. As presented, our administrative expense ratio does not take into account a significant portion of our activity generated by self-funded, or ASO, business, which, at September 30, 2005, represented approximately 39.6% of total membership. Therefore, in the following table, we provide the information needed to calculate the administrative expense ratio on a “premium equivalent” basis because that ratio measures administrative expenses relative to the entire volume of insured and self-funded business serviced by us and is commonly used in the health insurance industry to compare operating efficiency among companies. Administrative expense ratio on a premium equivalent basis is calculated by dividing administrative expenses by “premium equivalents” for the relevant periods. Premium equivalents is the sum of premium earned, administrative service fees and the amount of paid claims attributable to our self-funded business pursuant to which we provide a range of customer services, including claims administration, billing and membership services. Claims paid for our self-funded health business is not our revenue. The premium equivalents for the years indicated were as follows:

Premium Equivalents Table:

	Nine Months Ended September 30,
	2005	2004
Revenue:
Premiums earned	$4,381.8	$3,915.1
Administrative service fees	421.8	373.5
Claims paid for our self-funded health business	3,165.0	2,683.6

Premium equivalents	$7,968.6	$6,972.2

Administrative expense ratio, premium equivalent basis	9.0%	9.7%

EXHIBIT C

WellChoice, Inc.

Consolidated Balance Sheets

	September 30, 2005	December 31, 2004
(In millions, except share and per share data)
Assets

Investments:
Fixed maturities, at fair value (amortized cost: $1,718.2 and $1,374.6)	$1,688.0	$1,361.9
Marketable equity securities, at fair value (cost: $44.7 and $43.8)	58.4	53.4
Short-term investments	231.6	170.6
Other long-term equity investments	19.4	18.6

Total investments	1,997.4	1,604.5
Cash and cash equivalents	824.2	758.5

Total investments and cash and cash equivalents	2,821.6	2,363.0

Receivables:
Billed premiums, net	93.2	107.6
Accrued premiums	348.2	340.8
Other amounts due from customers, net	125.7	125.8
Notes receivable, net	13.3	12.7
Accrued investment income	14.9	10.7
Miscellaneous, net	115.1	73.2

Total receivables	710.4	670.8

Property, equipment and information systems, net of accumulated depreciation	103.5	107.1
Prepaid pension expense	63.8	60.7
Deferred taxes, net	115.2	157.7
Other	30.5	30.8

Total assets	$3,845.0	$3,390.1

EXHIBIT C (continued)

WellChoice, Inc.

Consolidated Balance Sheets (Continued)

	September 30, 2005	December 31, 2004
(In millions, except share and per share data)
Liabilities and stockholders’ equity
Liabilities:
Unpaid claims and claims adjustment expense	$789.2	$678.8
Unearned premium income	145.4	138.7
Managed cash overdrafts	201.3	215.4
Accounts payable and accrued expenses	88.1	67.4
Advance deposits	245.5	160.6
Group and other contract liabilities	90.0	99.3
Postretirement benefits other than pensions	144.0	144.6
Obligations under capital lease	40.2	44.0
Other	189.7	159.0

Total liabilities	1,933.4	1,707.8

Stockholders’ equity:
Common stock, $0.01 par value, 225,000,000 shares authorized; shares issued and outstanding: 2005—84,248,179; 2004—84,047,152	0.8	0.8
Class B common stock, $0.01 par value, one share authorized, issued and outstanding	—	—
Preferred stock, $0.01 per share value, 25,000,000 shares authorized; none issued and outstanding	—	—
Additional paid-in capital	1,286.4	1,275.2
Retained earnings	629.9	408.7
Unearned restricted stock compensation	(4.4)	(9.9)
Accumulated other comprehensive (loss) income	(1.1)	7.5

Total stockholders’ equity	1,911.6	1,682.3

Total liabilities and stockholders’ equity	$3,845.0	$3,390.1

EXHIBIT D

WellChoice, Inc.

Consolidated Statements of Cash Flows

	Nine Months Ended September 30,
	2005	2004
($ in millions)
Cash flows from operating activities
Net income	$221.2	$186.5
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	28.1	29.1
Net realized gain on sales of investments	(4.1)	(7.6)
Provision (credit) for doubtful accounts	1.9	(3.9)
Accretion of discount, net	1.0	1.6
Equity in earnings of other long-term equity investments	(0.2)	(2.4)
Deferred income tax expense	47.1	47.8
Other	(3.1)	(10.4)
Changes in assets and liabilities:
Billed and accrued premiums receivables	5.3	(42.6)
Other customer receivable	(9.0)	(0.5)
Notes receivable	(0.6)	0.3
Accrued investment income	(4.1)	(1.7)
Miscellaneous receivables	(42.0)	(4.3)
Other assets	8.9	(1.3)
Unpaid claims and claims adjustment expenses	110.4	72.1
Unearned premium income	6.7	(35.8)
Managed cash overdrafts	(14.1)	(23.8)
Accounts payable and accrued expenses	25.0	(23.1)
Advance deposits	84.9	43.2
Group and other contract liabilities	(9.4)	(10.4)
Postretirement benefits other than pensions	(0.5)	3.3
Other liabilities	29.1	(2.1)

Net cash provided by operating activities	482.5	214.0

Cash flows from investing activities
Purchases of property, equipment and information systems	(19.0)	(25.2)
Purchases of available for sale investments	(942.9)	(1,086.7)
Proceeds from sales and maturities of available for sale investments	541.9	900.5

Net cash used in investing activities	(420.0)	(211.4)

Cash flows from financing activities
Decrease in capital lease obligations	(3.8)	(3.2)
Proceeds from the exercise of stock options and employee stock purchase plan, net of treasury stock repurchases	5.9	—
Excess tax benefits on stock compensation	1.1	—

Net cash provided by (used in) financing activities	3.2	(3.2)

Net change in cash and cash equivalents	65.7	(0.6)
Cash and cash equivalents at beginning of period	758.5	697.5

Cash and cash equivalents at end of period	824.2	696.9

Supplemental disclosure:
Income taxes paid	80.2	60.9

EXHIBIT E

WellChoice, Inc.

Segment Operating Results

	Three Months Ended September 30,
	2005	2004
($ in millions)
Commercial Managed Care:
Total revenue	$1,449.4	$1,226.1
Income before income taxes	110.5	87.7
Medical loss ratio (1):
Commercial managed care total	87.4%	86.1%
Commercial managed care, excluding New York City and New York State PPO (2)	83.8%	82.3%
Administrative expense ratio (3)	12.1%	13.7%

Other Insurance Products and Services:
Total revenue	$220.2	$224.9
Income before income taxes	10.4	12.1
Medical loss ratio (1)	86.6%	84.9%
Administrative expense ratio (3)	28.4%	28.2%

(1)	Medical loss ratio represents cost of benefits provided as a percentage of premiums earned.
(2)	We present commercial managed care medical loss ratio, excluding New York City and New York State PPO, because these accounts differ from our standard PPO product in that they are hospital-only accounts which have lower premiums relative to claim expense than accounts with full medical and hospital coverage. The lower premiums and the size of these accounts distort our performance when the total medical loss ratio is presented.
(3)	Administrative expense ratio represents administrative expenses as a percentage of premiums earned and administrative service fees.

EXHIBIT F

WellChoice, Inc.

Segment Operating Results

	Nine Months Ended September 30
	2005	2004
($ in millions, except earnings per share)
Commercial Managed Care:
Total revenue	$4,187.0	$3,666.2
Income before income taxes	291.6	253.1
Medical loss ratio (1):
Commercial managed care total	87.4%	86.5%
Commercial managed care, excluding New York City and New York State PPO (2)	84.0%	82.7%
Administrative expense ratio (3)	12.9%	13.4%

Other Insurance Products and Services:
Total revenue	$681.1	$673.4
Income before income taxes	62.4	38.1
Medical loss ratio (1)	81.0%	83.7%
Administrative expense ratio (3)	27.9%	28.6%

(1)	Medical loss ratio represents cost of benefits provided as a percentage of premiums earned.
(2)	We present commercial managed care medical loss ratio, excluding New York City and New York State PPO, because these accounts differ from our standard PPO product in that they are hospital-only accounts which have lower premiums relative to claim expense than accounts with full medical and hospital coverage. The lower premiums and the size of these accounts distort our performance when the total medical loss ratio is presented.
(3)	Administrative expense ratio represents administrative expenses as a percentage of premiums earned and administrative service fees.